[NORTHLAND CRANBERRIES, INC. LETTERHEAD]

                                                                JOHN SWENDROWSKI
                                                                  CHAIRMAN & CEO

                                December 7, 1998



Mr. Scott R. Corriveau
617 Fallen Branch Drive
McKinney, Texas  75070

Dear Scott:

          This letter will confirm your employment at-will as President-Branded Division of Northland Cranberries, Inc. (the "Company") effective as of today. Your salary will be $200,000 per year subject to upward adjustment. You will be entitled to participate in benefit plans applicable to similarly-situated executive officers of the Company prior to your resignation or termination. In the event your employment is terminated by the Company without "just cause," as defined below, you will be entitled to a lump sum payment in cash from the Company within 5 days of the effective date of such termination equal to your annual salary at the time of such termination divided by two (but in no event less than $100,000). Additionally, you agree that if you are terminated or resign, you will not engage in business activities which compete with the Company for a period of six months from the date of your termination or resignation.

          For purposes of this letter, "just cause" shall include (i) your engaging in conduct which has (a) caused financial injury to the Company, (b) caused injury to the Company's reputation, or (c) violated Company policy with regard to discrimination or harassment; (ii) your conviction of a felony; and
(iii) your continuing willful and unreasonable refusal to perform your duties or responsibilities as specified by the Board of Directors or me.

                                        Sincerely,


                                        /s/ John Swendrowski
                                        ------------------------------------
                                        John Swendrowski
                                        Chairman and CEO



Agreed to and Accepted this 7th day of December, 1998



/s/ Scott R. Corriveau
--------------------------------
Scott R. Corriveau